UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 28, 2021

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1780 55th Street, Suite C

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On September 28, 2021, Surna Inc. (the “Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Investor purchased from the Company 3,300 shares of Series B Preferred Stock with a stated value of $1,000 per share, or $3,300,000 of stated value in the aggregate (“Series B Preferred Stock”), and a warrant to purchase up to 28,947,368 shares of common stock of the Company (“Investor Warrant”), for an aggregate purchase price of $3,000,000 (“Consideration”). The purchase price reflected an original issue discount and a deduction for the expenses of the Investor. The Company engaged ThinkEquity LLC (“ThinkEquity”) as its placement agent pursuant to a placement agent agreement, and will pay ThinkEquity a total cash fee of 9%, or $270,000, and its expenses, less prepaid expenses, and issue to ThinkEquity and its designees a warrant to purchase up to an aggregate of 5,210,526 shares of common stock. The Company received net proceeds of approximately $2,715,000. The proceeds of the offering will be used for general corporate purposes and working capital.

Of the consideration, $1,365,000 was put into escrow pending the Company making amendments to its certificate of incorporation (see below the section “Voting Agreement”). If the proposed amendments and redemption of the Series A Preferred Stock are not made by December 7, 2021, then the Company will redeem, at 120% of the stated value of $1,000 per share, 1,650 shares of the Series B Preferred Stock, and pay the dividend amount due thereon at 8% to the date of redemption. If the amendments are completed and the shares of Series A Preferred Stock are redeemed by that date, then the funds held in escrow will be released to the Company.

Series B Preferred Stock

The terms of the Series B Preferred Stock are governed by a certificate of designations filed with the State of Nevada and form a part of the certificate of incorporation of the Company. The series consists of 3,300 shares of Series B Preferred Stock with a stated value of $1,000 per share. The Series B Preferred Stock carries a dividend rate of 8% per annum, payable quarterly, in cash, and at the Company’s election, in certain circumstances and subject to blocker provisions, payable in shares of common stock.

The holders of the Series B Preferred Stock may convert the shares of Series B Preferred Stock into shares of common stock at any time at an initial conversion price of $0.057. The conversion rate is subject to adjustment in various circumstances, including stock splits, stock dividends, pro rata distributions, fundamental transactions and upon a triggering event and subject to reset if the common stock of the Company sold in a subsequent equity transaction and in a Qualified Offering (defined below in the section “Purchase Agreement”) is below the then conversion price. There are cash penalties imposed on the Company if it fails to deliver timely the shares of common stock due upon a conversion. The Series B Preferred Stock is mandatorily convertible on the third anniversary of its issuance. All conversions of the Series B Preferred Stock is subject to a blocker provision of 4.99%.

The holders of the Series B Preferred Stock have the right to cause their shares to be redeemed in full at the redemption price, which is 120% of the stated value of $1,000. The redemption right may be exercised by the holders at any time after the earlier of (x) the consummation by the Company of a Qualified Offering, or (y) the first anniversary of the issuance of the Series B Preferred Shares. The redemption price is also reset upon a triggering event.

Triggering events include default in payments due from the Company under the transaction documents, material failure to observe or perform covenants or agreements in the transaction documents, events of default under the transaction documents and in cross default situations, change of control of the Company, and liquidation and bankruptcy events.

Initially, the Series B Preferred Stock has a special voting right equal to two votes for every share of capital stock of the Company outstanding, other than the Series B Preferred Stock, voting with the common stock on only the following matters (i) an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock to 850,000,000 shares, (ii) the redemption of the outstanding shares of Series A Preferred Stock of the Company for common stock at the rate of 1 share of common stock for each 100 shares of preferred stock that is currently issued and outstanding, (iii) the authorization of a reverse stock split of the common stock in connection of the listing of the common stock on an eligible market (as defined in the Purchase Agreement), and, if the number of authorized shares of common stock is reduced in connection with such reverse stock split, the subsequent increase of the authorized shares of capital stock of the Company within established limits, at any time prior to June 30, 2022, and (iv) an amendment to the articles of incorporation to change the corporate name of the Company to CEA Industries Inc. This voting right is subject to the voting agreement among a holder of the Series A Preferred Stock, the holder of the Series B Preferred Stock and the Company, described below. In effect this voting authority gives the holders of the Series B Preferred Stock a majority vote in a general vote of or consent by the common stock, the Class A Preferred Stock and the Series B Preferred Stock, when voting as a single class on these particular matters. This special vote will terminate once the foregoing resolutions are adopted by the shareholders of the Company. Otherwise, the Class B Preferred Stock will only have a class vote and no other voting rights. This special voting right in respect of the redemption of the Series A Preferred Stock was a fundamental element of the transaction to provide priority to the Class B Preferred Stock over all classes of preferred stock.

Purchase Agreement

In the Purchase Agreement the Company makes typical representations and warranties about its authorization, capitalization, compliance with its reporting obligations and applicable law and aspects of its operations. The Company has agreed to indemnify the purchaser against any liability that may arise out of the transaction. The Company has agreed with the Investor to reserve 200% of the number of shares of common stock into which the Series B Preferred Stock may be converted and into which the Investor Warrant may be exercised. This reservation will continue until full conversion of the Series B Preferred Stock, including the dividends due on the series and until full exercise of the Investor Warrant. The Company further agreed that any shares of common stock to be issued on conversion of the Series B Preferred Stock and exercise of the Investor Warrant will be out of shares that are not otherwise reserved. The Purchase Agreement prohibits (i) the reacquisition of any outstanding shares of common stock or other securities, except for the Series B Preferred Stock, certain shares held by employees and similarly situated persons, and the Series A Preferred Stock, and (ii) the Company entering into a variable rate transaction. Under the Purchase Agreement, the Investor is granted a right of participation in future private offerings, and has agreed to a 180 day lock-up in connection with a Qualified Offering. A “Qualified Offering” is the first public offering after the date of the Purchase Agreement in which the common stock is listed on a national exchange.

Warrants

The Investor Warrant, sold as part of the purchase of the Series B Preferred Stock, provides to the holder thereof the right to purchase up to 28,947,368 shares of common stock, until September 28, 2024 at an initial exercise price of $0.063, subject to adjustment for stock splits, stock dividends and other typical adjustments and changes in capitalization, including mergers and acquisitions and distribution of rights. The Investor Warrant provides for cashless exercise if the underlying shares of common stock are not registered for resale by the holder. The Investor Warrant is subject to the registration rights agreement described below. The Investor Warrant provides for various penalties payable by the Company if it does not timely deliver the common stock issuable on exercise, and issuances upon exercise are subject to a 4.99% blocker provision.

The Company also issued to ThinkEquity and its designees placement agent warrants to purchase up to 5,210,526 shares of common stock, representing 9% of the shares of common stock issuable on conversion of the Series B Preferred Stock, as part of the compensation due to ThinkEquity in acting as the placement agent for the transaction (“Placement Agent Warrants”). The exercise price is $0.0693, and the warrant is exercisable for three years. The terms of the Placement Agent Warrant are the same as for the Investor Warrant, but for separate registration rights for the holders of the Placement Agent Warrants.

Registration Rights Agreement

The Company has entered into a registration rights agreement with the Investor. Under the registration rights agreement, the Company is obliged to register the common stock underlying and issuable pursuant to the terms of the Series B Preferred Stock and the Investor Warrant. The Company is obligated to file a registration statement for resale of the common stock no later than 180 days after the date of a Qualified Offering, and have it effective 225 days after the Qualified Offering if there is no Securities and Exchange Commission (“SEC”) review of the resale registration statement, and if there is an SEC review, then 255 days after the date of the Qualified Offering. The Company is to keep the registration effective until all the shares registered have been sold or may be sold under Rule 144, without regard to volume and holding period restrictions. Securities of other holders may not be included on any registration statement for the securities of the Investor, except those of holders of the Placement Agent Warrants, and there are the typical cut back provisions for any limitation of the number of shares of common stock that may be included thereon due to SEC policy. The registration rights agreement provides for substantive cash penalties due to the Investor if any of the obligations to register shares are not fulfilled on a timely basis. The registration rights agreement provides for typical securities indemnification to the holders in respect of the registration statement.

Voting Agreement

The Investor required that the Series A Preferred Stock be redeemed so as to put the Series B Preferred Stock in priority among all currently issued and future issued preferred stock. This requires an amendment to the certificate of incorporation to allow the Company to redeem the Series A Preferred Stock. In connection with the transaction, the Company also needs to increase the authorized number of shares of common stock to satisfy the reservation of shares requirement of the transaction documents. And in conjunction with the foregoing, the Company is also seeking to provide for a reverse split of the outstanding common stock and reset the number of authorized shares of common stock and preferred stock after the reverse split, and change of corporate name.

To be able to do the amendments to the certificate of incorporation, the Investor and the holder of a majority of the Series A Preferred Stock have entered into a voting agreement to give the vote of their respective shares severally to Messrs. Anthony McDonald, CEO of the Company, and Brian Knaley, the CFO of the Company, to vote in favor of the above mentioned amendments. Together the shares subject to the voting agreement have a majority vote of the common stock and each class of preferred stock voting together as a single class and the Series A Preferred Stock voting separately as a class. The voting agreement expires as soon as the requisite vote is obtained for the amendments. The Company plans to take a vote of the shareholders by consent action as soon as practicable after the closing date of the transaction, and file a Schedule 14-C with the SEC and once finalized to distribute the notice of the consent action to the record owners of the securities of the Company. As soon thereafter as permitted, the Company will file an amendment to the certificate of incorporation to be able to redeem the Series A Preferred Stock, increase the authorized capital of the Company by increasing the number of shares of authorized common stock, and change the name of the Company. The Company authority to effect a reverse stock split and reset the authorized capital of the Company will be until June 30, 2022.

Placement Agent Agreement

In connection with the transaction with the Investor, the Company entered into a placement agent agreement with ThinkEquity as its exclusive agent. The Company will pay to ThinkEquity a cash fee equal to 9% of the funds raised, or $270,000, less an advance of $35,000 for expenses, and reimburse ThinkEquity $30,000 for its legal fees. The Company will also issue to ThinkEquity or its designees a warrant to purchase up to 9% of the shares initially issuable on conversion of the Series B Preferred Stock, which is initially equal to 5,210,263 shares of common stock. The exercise price of the warrant will be $0.0693 per share, and exercisable for a term of three years. The placement agent will be entitled to rely on the representations and warrants that the Company makes to the Investor in the Purchase Agreement. The Company will make the required Federal Rule 506 and blue sky filings. The placement agent is granted a fee tail for future financings during a 15 month period after the sale of securities to the Investor from investors introduced to the Company and a right of first refusal for an 18 month period after the sale of the securities to the Investor for other transactions such as business combinations and future public offerings. The Company provides the placement agent with typical indemnification and contribution arrangements.

The foregoing is only a brief description of the respective material terms of the transaction documents, does not purport to be a complete description of the respective rights and obligations of the parties thereunder and is qualified in its entirety by reference to the actual agreements as filed with this Current Report on Form 8-K and all those agreements are incorporated by reference herein.

Item 3.02 — Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated herein by reference to the extent required.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1*	Form of Certificate of Designations for the Series B Preferred Stock, as filed on September 28, 2021

10.1*	Form of Securities Purchase Agreement, dated as of September 28, 2021, by and between Surna Inc. and the institutional investor

10.2*	Form of Registration Rights Agreement, dated as of September 28, 2021, by and between Surna Inc. and the institutional investor

10.3*	Form of Investor Warrant Agreement, dated as of September 28, 2021

10.4*	Form of Voting Agreement of the holders of the Series A Preferred Stock and the Series B Preferred Stock of Surna Inc. dated as of September 28, 2021

10.5*	Form of Placement Agent Agreement, dated as of September 28, 2021, by and between Surna Inc. and ThinkEquity

10.6*	Form of Placement Agent Warrant Agreement, dated as of September 28, 2021, by and between Surna Inc and ThinkEquity and designees
________
*	Filed herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2021	SURNA INC.

	By	/s/ Anthony K. McDonald
Anthony K. McDonald
President and Chief Executive Officer